UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                      Pursuant to Sections 13 or 15(d) of
                    The Securities and Exchange Act of 1934

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     Date of Report (Date of earliest event reported): November 18th, 1997
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                         WAVERIDER COMMUNICATIONS INC.
               (Exact name of registrant as specified in charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

               0-25680                           33-0264030
      (Commission File Number)    (I.R.S. Employer Identification Number)

              204-595 Howe Street, Vancouver, BC., Canada, V6C 2T5
             (Address of Principal Executive Offices and Zip Code)

                                 (604) 482-1211
              (Registrant's telephone number, including area code)

         700-555 West Hastings Street, Vancouver, BC., Canada, V6B 4N5 (Former name or former address, if changed since last report)

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Item 5.   Other Events

On November 18th, 1997 the Board appointed Bruce Sinclair as the Chief Executive Officer of the Company.
On December 15th, 1997, the resignations of Charlie Rodriguez, Robert Clarke and Walter Pickering as Directors of the Company were received and accepted. They were replaced on the Board of Directors by Bruce Sinclair, William E. Krebs and William Laird. On the same date Robert Clarke resigned as President of the Company and Walter Pickering resigned as Secretary. The Board appointed Bruce Sinclair as President of the Company and William E. Krebs as Secretary. All such appointments shall be effective until the next annual meeting unless sooner terminated pursuant to the By-laws of the Company.
The said resignations were not submitted as a result of a disagreement with the Company but were submitted and the subsequent appointments were made as part of the on-going reorganization plans of the Company.

On December 1st, 1997 the Company moved it's principal executive offices to Suite 204, 595 Howe Street, Vancouver, B.C., V6C 2T5. The Company's phone number has remained the same.


Signatures:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-k to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  December 15th, 1997
                                                 WaveRider Communications Inc.

                                        Per: /s/ Bruce Sinclair
                                                 -------------------------
                                                 Bruce Sinclair, President